Exhibit 99.1

Inhibikase Therapeutics Announces Closing of up to $275 Million Financing

and Advancement of IkT-001Pro into a Late Stage Clinical Trial in Pulmonary

Arterial Hypertension

— IkT-001Pro to be developed as a New Molecular Entity as the first oral, potentially disease-modifying treatment for a rapidly fatal disease primarily afflicting women between the ages of 30 and 60 –

BOSTON and ATLANTA Oct. 21, 2024 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), a clinical-stage pharmaceutical company developing protein kinase inhibitor therapeutics to modify the course of Cardiopulmonary and Neurodegenerative disease through Abelson Tyrosine Kinase inhibition, today announced the closing of a private placement of approximately $110 Million from the issuance and sale of shares of the Company’s common stock and accompanying warrants with potential aggregate financing of up to approximately $275 Million upon the full cash exercise of the warrants issued in the private placement, before deducting placement agent fees and offering expenses. The financing will fund execution of the Phase 2b ‘702’ trial in Pulmonary Arterial Hypertension (PAH) and for general corporate purposes.

“This transformational financing for Inhibikase is a testament to the Company’s persistent scientific and medical focus to develop disease-modifying therapeutics that could improve the lives of millions of patients afflicted with cardiopulmonary and neurodegenerative diseases,” noted Dr. Milton Werner, President and Chief Executive of Inhibikase. “Imatinib, the active ingredient in IkT-001Pro, had previously been shown to provide significant clinical benefit and improve heart health as an oral, once a day therapy, albeit with an unacceptable safety and tolerability profile. We believe imatinib delivered as IkT-001Pro has the potential to ameliorate the safety and tolerability profile that precluded approval of imatinib more than 10 years ago. With this investment, top tier dedicated healthcare investment funds recognized the potential of IkT-001Pro to improve the lives of patients afflicted with PAH. As with risvodetinib in Parkinson’s-related diseases, IkT-001Pro is a product of the Company’s innovative medicinal chemistry program that designs and develops novel kinase inhibitor therapeutics.”

Concurrent with the closing of this financing, three highly accomplished leaders in biopharmaceutical development and a Partner of Soleus Capital with deep experience in financing cardiopulmonary therapeutics development will join the Board of Directors at the closing of this transaction. Roberto Bellini (former Chief Executive of BELLUS Health Inc. and current Managing Partner of BSQUARED Capital), Amit Munshi (current Chief Executive of Orna Therapeutics and former CEO of Arena Pharmaceuticals), Arvind Kush (current CFO of Candid Therapeutics and former CFO of RayzeBio) and David Canner (Partner at Soleus Capital) have been appointed to the Inhibikase Board of Directors. In addition to joining the Board of Directors, Messers. Bellini, Munshi and Kush will each participate in the transaction. Mr. Bellini has been appointed Independent Chairperson of the Inhibikase Board coincident with the closing. In addition to these new Board members, Ms. Gisele Dion, Chair of the Audit Committee and Dr. Paul Grint, Chair of the Compensation Committee, have resigned from their service on the Board. The Company is grateful for their dedicated service, their thoughtful guidance and efforts that were an integral part of the program advancements leading to this investment.

“I am excited about IkT-001Pro as a potential treatment for PAH patients,” noted Mr. Bellini. “I look forward to leveraging my recent experience at BELLUS Health to support the company’s strategic growth.”

“I want to express my excitement to join the Inhibikase Board at this transformative moment for the company,” said Mr. Munshi. “Inhibikase, under Dr. Werner’s leadership, is poised to create a fundamental shift in the lives of patients suffering from these debilitating and fatal diseases,” said Mr. Munshi.

“This financing is an important milestone for Inhibikase, and I’m thrilled to be joining the Board,” added Mr. Kush. “The capital from top tier investors is transformative and will enable the rapid development of IkT-001Pro for PAH.”

About Roberto Bellini

Roberto Bellini is currently a Managing Partner at BSQUARED Capital, a family office biotech fund. He previously served as President and CEO of BELLUS Health between January 2010 and July 2023. Under his leadership BELLUS Health developed camlipixant, a P2X3 antagonist for chronic cough from preclinical to Phase 3. BELLUS Health was subsequently acquired by GSK plc in 2023. Mr. Bellini holds a Bachelor of Science in Biochemistry from McGill University.

About Amit Munshi

Amit Munshi is a 30-year industry veteran who is currently Chief Executive Officer of Orna Therapeutics and former President, Chief Executive Officer and board member of ReNAgade Therapeutics. Previously Mr. Munshi served as President and CEO of Arena Pharmaceuticals Inc., which was subsequently sold to Pfizer, Inc.

About Arvind Kush

Arvind Kush, the Chief Financial and Chief Business Officer of Candid Therapeutics, has over 15 years of finance and investment banking experience. Prior to Candid, Arvind was Chief Financial Officer at RayzeBio, where he helped the company raise over $160 million in a private financing in 2022, complete its $350+ million IPO in 2023 and close its $4.1B acquisition Bristol Meyers Squibb in February 2024. Arvind holds a Bachelor in Engineering in Computer Science from Visvesvaraya Technological University and an MBA from Goizueta Business School, Emory University.

About David Canner

David Canner is a Partner at Soleus Capital. David has served on the board for a number of companies. Prior to joining Soleus in 2018, David completed his PhD at MIT in Biology after finishing his undergraduate studies at Princeton University where he received a BA in Chemistry.

About IkT-001Pro

IkT-001Pro is a prodrug formulation of imatinib mesylate and has been developed to improve the safety of the first FDA-approved Abelson (Abl) kinase inhibitor, imatinib (originally marketed as Gleevec®). Imatinib is commonly taken for hematological and gastrointestinal cancers that arise from Abl kinase mutations found in the bone marrow or for gastrointestinal cancers that arise from c-Kit and/or PDGFRa/b mutations in the stomach; c-Kit, PDGFRa/b and Abl are all members of the Abelson Tyrosine Kinase protein family. In a previously published Phase 3 trial (the IMPRES trial, published in 2013 in the journal Circulation, volume 127, pages 1128-1138), imatinib was shown to induce a clinically meaningful improvement in 6 minute walking distance (6MWD) of approximately 40 meters and reduce pulmonary vascular resistance by more than 300 dyne-sec/cm, improve other measures of heart health and approximately 30% of participants actually got better with imatinib added to their standard-of-care at a dose of 400 mg once daily. IkT-001Pro has the potential to be a safer, better tolerated alternative for imatinib therapy in patients with PAH. In preclinical studies, IkT-001Pro was shown to be as much as 3.4 times safer and/or better tolerated than imatinib in non-human primates, reducing burdensome gastrointestinal and other on-dosing side effects that occur following oral administration. The 702 trial evaluating IkT-001Pro in PAH was IND-cleared for clinical entry at Phase 2b by the FDA on September 9, 2024. Imatinib delivered as IkT-001Pro was granted Orphan Drug Designation for Stable-Phase CML in 2018, and Orphan Drug Designation is presently under review for PAH.

The securities (including the shares of common stock underlying the pre-funded warrants and warrants) were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under the Securities Act, or any state or other applicable jurisdictions’ securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing Abelson Tyrosine Kinase inhibitor therapeutics for Cardiopulmonary and Neurodegenerative disease. Inhibikase’s multi-therapeutic pipeline includes its neurodegenerative disease portfolio led by risvodetinib in Parkinson’s disease, Multiple System Atrophy and other diseases that may arise from alpha-synuclein aggregate formation. Inhibikase’s cardiopulmonary disease portfolio is led by IkT-001Pro, a prodrug of imatinib mesylate, for Pulmonary Arterial Hypertension that will deliver imatinib in a form that the Company believes will provide a better patient experience with fewer on-dosing side-effects. The Company’s RAMP™ medicinal chemistry program has identified several follow-on compounds to risvodetinib that could potentially be applied to other cognitive and motor function diseases of the brain. Inhibikase is headquartered in Atlanta, Georgia with offices in Lexington, Massachusetts.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use X, Facebook, LinkedIn and YouTube as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to enroll and complete clinical trials with risvodetinib or IkT-001Pro that demonstrate a statistically significant clinical benefit to the trial participants and whether results from our animal studies may be replicated in humans, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Company Contact:

Milton H. Werner, PhD

President & CEO

678-392-3419

info@inhibikase.com

Investor Relations:

Michael Moyer

Life Science Advisors

617-308-4306

mmoyer@lifesciadvisors.com